UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Unsecured Revolving Credit Facility

On October 13, 2011, Entertainment Properties Trust (the “Company”) and certain of the Company’s subsidiaries (collectively, the “Subsidiary Borrowers,” and, together with the Company, the “Borrowers”) entered into an Amended and Restated Credit Agreement (the “New Unsecured Revolving Credit Facility”) with the lenders defined therein and KeyBank, National Association (“KeyBank”), as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets Corporation, as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets Corporation, as joint lead arrangers and joint book runners.

The New Unsecured Revolving Credit Facility provides for an extension of credit not to exceed $400.0 million, including a $100.0 million subline for letters of credit. The New Unsecured Revolving Credit Facility contains an “accordion” feature whereby, subject to lender approval, the total amount of the facility may be increased to $500.0 million. The New Unsecured Revolving Credit Facility replaces the Company’s prior $382.5 million unsecured revolving credit facility by amending and restating in its entirety the Company’s Credit Agreement, originally dated June 30, 2010, among the Company and certain of its subsidiaries, as borrowers, and KeyBank, as agent, and the lenders party thereto.

The New Unsecured Revolving Credit Facility matures on October 13, 2015, subject to a one-year extension exercisable at the Borrowers’ option. The extension option is subject to the absence of any defaults under the New Unsecured Revolving Credit Facility and the Borrowers’ compliance with certain conditions, including the payment of extension fees to the lenders under the New Unsecured Revolving Credit Facility.

Interest rates and fees

The outstanding principal balance under the New Unsecured Revolving Credit Facility bears interest at fluctuating rates. These rates are based on LIBOR or the Base Rate, at the Borrowers’ option, plus an applicable spread based on the ratings periodically assigned to the Company’s senior long-term unsecured debt by rating agencies, as set forth in the table below. The Company also pays a facility fee on the total facility amount (which is $400.0 million or, upon the exercise of the “accordion” feature described above, up to $500.0 million) calculated by multiplying the total facility amount by a fluctuating annual rate, which is also based on the ratings periodically assigned to the Company’s senior long-term unsecured debt by rating agencies, as set forth in the table below.

S&P rating	Moody’s rating	Fitch’s rating	Base rate spread	LIBOR spread	Facility fee
≥ A-	≥ A3	≥ A-	0.00%	1.00%	0.25%
= BBB+	= Baa1	= BBB+	0.25%	1.25%	0.25%
= BBB	= Baa2	= BBB	0.50%	1.50%	0.25%
= BBB-	= Baa3	= BBB-	0.60%	1.60%	0.35%
≤ BB	≤ Ba2	≤ BB	0.85%	1.85%	0.45%

If at least two of the three rating agencies have the same rating, that rating will determine the spread. If all three rating agencies have different ratings, the median rating will determine the spread. Upon closing of the New Unsecured Revolving Credit Facility, the Borrowers initially elected an interest rate based upon LIBOR with a rate equal to LIBOR plus the applicable 1.60% LIBOR spread, which represented a reduction from the 3.00% LIBOR spread that would have applied under the Company’s prior unsecured revolving credit facility.

“LIBOR” is determined based upon the Borrowers’ selection of interest periods of one-, two-, three- or six-months for LIBOR loans, subject to availability. “Base Rate” is the greater of (a) the agent’s prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, or (c) 1.0% above the then-current 30-day LIBOR.

The New Unsecured Revolving Credit Facility does not require payment of an unused line fee on the unused portion of the New Unsecured Revolving Credit Facility.

Covenants

The New Unsecured Revolving Credit Facility contains customary covenants for transactions of this type, including, without limitation, restrictions on the ability of the Company and all or certain of its subsidiaries to make distributions; incur debt, make investments; grant or suffer liens; undertake mergers, consolidations, asset sales and other fundamental entity changes; make material changes to contracts and organizational documents; and enter into transactions with affiliates.

The New Unsecured Revolving Credit Facility has financial covenants for the Company and/or all or certain of its subsidiaries involving (a) maximum unsecured debt to eligible unencumbered properties; (b) maximum total debt to total asset value; (c) maximum permitted investments; (d) minimum tangible net worth; (e) maximum distributions; (f) maximum secured debt to total asset value; and (g) minimum fixed charge coverage.

Events of default

The New Unsecured Revolving Credit Facility contains customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

Supplemental Indenture

On October 13, 2011, ECS Douglas I, LLC, EPT Dallas, LLC, EPT Fontana, LLC and EPT Twin Falls, LLC (each a subsidiary of the Company and collectively referred to herein as the “Additional Guarantors”), the Company, the other Guarantors (as defined therein) and UMB Bank, n.a., as trustee (the “Trustee”), entered into a Supplemental Indenture, dated as of October 13, 2011 (the “Supplemental Indenture”), to the Indenture, dated as of June 30, 2010, among the Company, the Guarantors referred to therein and the Trustee governing the Company’s 7.750% Senior Notes due 2020 (the “Indenture”). Pursuant to the Supplemental Indenture, the Additional Guarantors agreed to fully and unconditionally guarantee all of the Company’s obligations under the Indenture with respect to the 7.750% Senior Notes due 2020, on the terms set forth therein.

A copy of the Supplemental Indenture and the New Unsecured Revolving Credit Facility are attached hereto as Exhibits 4.1 and 10.1, respectively. This summary description of the Supplemental Indenture and the New Unsecured Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture and the New Unsecured Revolving Credit Facility, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On October 13, 2011, the Company issued a press release announcing the closing of the New Unsecured Revolving Credit Facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of October 13, 2011, among the Company, certain subsidiaries of the Company named therein and UMB Bank, n.a., as trustee.

10.1	Amended and Restated Credit Agreement, dated as of October 13, 2011, among the Company and certain subsidiaries of the Company named therein, as borrowers, the lenders defined therein, and KeyBank, National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets Corporation, as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets Corporation, as joint lead arrangers and joint book runners.

99.1	Press Release dated October 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/S/ MARK A. PETERSON
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: October 13, 2011

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Supplemental Indenture, dated as of October 13, 2011, among the Company, certain subsidiaries of the Company named therein and UMB Bank, n.a., as trustee.

10.1	Amended and Restated Credit Agreement, dated as of October 13, 2011, among the Company and certain subsidiaries of the Company named therein, as borrowers, the lenders defined therein, and KeyBank, National Association, as administrative agent, JP Morgan Chase Bank, N.A. and RBC Capital Markets Corporation, as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. and RBC Capital Markets Corporation, as joint lead arrangers and joint book runners.

99.1	Press Release dated October 13, 2011.